Exhibit 9

AMENDMENT No. 4
TO
INVESTMENT AGREEMENT
BY AND BETWEEN
NCI BUILDING SYSTEMS, INC.
AND
CLAYTON, DUBILIER & RICE FUND VIII, L.P.

Dated as of October 16, 2009

AMENDMENT No. 4
TO
INVESTMENT AGREEMENT

This AMENDMENT No. 4 (this “Amendment No. 4”), dated as of October 16, 2009, to the Investment Agreement, dated as of August 14, 2009, by and between NCI BUILDING SYSTEMS, INC., a Delaware corporation, and CLAYTON, DUBILIER & RICE FUND VIII, L.P., a Cayman exempted limited partnership (the “Investor”), as amended by that Amendment, dated August 28, 2009, by and between the Company and the Investor, by that Amendment No. 2, dated as of August 31, 2009, by and between the Company and the Investor and by that Amendment No. 3, dated as of October 8, 2009, by and between the Company and the Investor (as so amended, the “Investment Agreement”).

WHEREAS, Section 13 of the Investment Agreement provides for the amendment of the Investment Agreement in accordance with the terms set forth therein; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Investment Agreement.

NOW THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows:

Section 1.  Definitions; References.  Unless otherwise specifically defined herein, each term used herein shall have the meaning assigned to such term in the Investment Agreement. Each reference in the Investment Agreement to “hereof,” “herein,” “hereunder,” “hereby”, “hereto” and “this Agreement” shall, from and after the date hereof, refer to the Investment Agreement as amended by this Amendment No. 4, and each reference in the Transaction Documents (other than the Investment Agreement) and in the Disclosure Letter to “the Investment Agreement” shall refer to the Investment Agreement as amended by this Amendment No. 4.

Section 2.  Amendment to Exhibit J.  A new Item 12 is hereby added to Exhibit J to the Investment Agreement to read as follows:

12. If the Restructuring is effectuated other than (i) through the Prepackaged Plan in the Prepackaged Plan Proceeding or (ii) through any other Proceeding, the definition of the term “Termination Date” in the Form of Amended Credit Agreement will be modified to delete the words “the fifth anniversary of” and insert in lieu thereof the words “the date that is four years and six months from.”

Section 3.  No Further Amendment.  Except as expressly amended hereby, the Investment Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment No. 4 is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Investment Agreement or any of the documents referred to therein.

Section 4.  Effect of Amendment.  This Amendment No. 4 shall form a part of the Investment Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment No. 4 by the parties hereto, any reference to the Investment Agreement shall be deemed a reference to the Investment Agreement as amended hereby. This Amendment No. 4 shall be deemed to be in full force and effect from and after the execution of this Amendment No. 4 by the parties hereto.

Section 5.  Miscellaneous.  Section 12 (Successors and Assign); Section 13 (Amendments; Waiver); Section 14 (Headings); Section 15 (Severability); Section 16 (Liability Limitations); Section 17 (Integration); Section 18 (Governing Law); Section 19 (Counterparts); Section 23 (Specific Performance; Jurisdiction); Section 24 (Waiver of Jury Trial); Section 25 (Interpretation); Section 26 (No Third Party Beneficiaries); and Section 27 (Certain Considerations Relating to Bankruptcy) of the Investment Agreement shall apply to this Amendment No. 4, mutatis mutandis.

[Signature Page Follows]

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Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

CLAYTON, DUBILIER & RICE FUND VIII, L.P.
By: CD&R Associates VIII, Ltd., its general partner

By:	/s/ Theresa A. Gore
Name:     Theresa A. Gore

Title:	Vice President, Treasurer and
Assistant Secretary

[Signature Page to Amendment No. 4 to the Investment Agreement]

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NCI BUILDING SYSTEMS, INC.

By:	/s/ Todd R. Moore
Name:     Todd R. Moore

Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Amendment No. 4 to the Investment Agreement]

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